Exhibit 10.12

SETTLEMENT AND RELEASE AGREEMENT

          This Settlement and Release Agreement is made effective September 1, 1999, by and among the United States of America, as represented by the National Aeronautics and Space Administration ("NASA"), Power Efficiency Corporation, a corporation organized under the laws of the State of Delaware, U.S.A. ("PEC") and Siemens Energy & Automation, Inc., a corporation organized under the laws of the State of Delaware, U.S.A. ("SE&A").

                    WHEREAS, NASA issued License No. 816 to SE&A, formerly known as Siemens-Allis, Inc., on May 11, 1984, said license including a non-exclusive, royalty-free license under U.S. Patents Nos. 4,052,648; 4,266,177 and U.S. Patent Application, Serial No. 199,765, filed October 23, 1980, now U.S. Patent No. 4,433,276, that identify Mr. Frank Nola as the inventor thereof;

                    WHEREAS, NASA issued License No. DE-256 to PEC on March 9, 1998, said license including an exclusive, royalty bearing license under U.S. Patents Nos. 4,266,177; 4,404,511; 4,417,190; 4,426,614; 4,433,276; 4,439,718; 4,459,528; 4,469,998, that identify Mr. Frank Nola as the inventor thereof;

                    WHEREAS, on April 24, 1998 a representative of PEC informed legal counsel for SE&A that its exclusive rights to NASA patents of inventor, Mr. Frank Nola, were being infringed by unidentified products of SE&A, and SE&A's counsel informed PEC in writing of the existence of its prior NASA License No. 816;

                    WHEREAS, in a letter dated July 13, 1998, NASA unilaterally terminated License No. 816;

                    WHEREAS, SE&A appealed NASA's termination of License No. 816 on July 30, 1998, citing among various grounds that wrongful termination of such License would damage SE&A if it had to defend a patent infringement cause of action asserted by PEC under the Nola patents that are licensed to it thereunder;

                    WHEREAS, the SE&A termination appeal is now on the docket of the Armed Services Board of Contract Appeals, ASBCA No. 98-7, and NASA and SE&A wish to settle such appeal without further litigation;

                    WHEREAS, in order to induce SE&A to settle the ASBCA appeal, NASA and PEC jointly and severally are willing to release SE&A from all possible past, present and future infringement of the Asserted Patents, and SE&A, without admitting liability, desires to obtain a release and covenant not to sue for itself and its Affiliates and Associates (as such terms are defined below), for any possible past, present or future infringement of the Asserted Patents for products and processes existing as of the effective date of this instrument and derivatives or modifications thereof that utilize substantially the same concepts of voltage and current waveform sensing and determination of phase there between; and

                    WHEREAS, NASA and PEC, jointly and severally agree to release and discharge forever, to covenant not to sue, and to withdraw all claims against SE&A, its Affiliates and Associates for any possible past, present or future infringement of the Asserted Patents.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

DEFINITIONS

Asserted Patents means U.S. Patents Nos. 4,052,648; 4,266,177 and 4,433,276 and all foreign counterpart patents and applications for patent thereof, and all continuations, continuations-in-part, divisionals, reissues, reexaminations and extensions thereof.

Affiliate means any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with SE&A, with the term "control" of a specified entity meaning the ownership, at any time, of fifty percent (50%) or more of the securities or other ownership interest in such entity, having ordinary voting power for the election of directors or otherwise having the power to direct the management and policies of such entity. "Affiliates" include Siemens Aktiengesellschaft, a corporation of the Federal Republic of Germany, and the former Furnas Electric Company, a corporation of the State of Delaware, now merged into SE&A.

Associate means past and present officers, directors, shareholders, employees, servants, agents, partners, successors and assigns, representatives, distributors, servicers, purchasers, vendors, customers, users, licensees, manufacturers for or suppliers (whether any of the above are mediate or immediate) of SE&A and its Affiliates.

SETTLEMENT AND RELEASE

1. NASA and PEC, jointly and severally, for themselves and their Affiliates, release and discharge forever, covenant not to sue, and withdraw all claims against SE&A, its Affiliates, and their respective Associates for any possible past, present or future infringement of the Asserted Patents or under any other legal theory relating to the subject matter of the Asserted Patents, arising out of the importing into any country, or making, having made, using, selling or offering for sale anywhere in the world, of goods and services of SE&A and its Affiliates, existing as of the effective date of this instrument and derivatives or modifications thereof that utilize substantially the same concepts of voltage and current waveform sensing and determination of phase there between.

2. SE&A and its Affiliates agree to withdraw the current appeal before the Armed Services Board of Contract Appeals, Docket No. 98-7, and to refrain now and in the future, from asserting or reasserting its appeal, in any forum, judicial or administrative.

3. NASA agrees to modify License DE-256, dated March 9, 1998, between itself and PEC, and covering the asserted Patents, converting the remainder of said license to a royalty free license.

4. This Release Agreement shall be binding on and inure to the benefit of the successors and assigns of NASA, PEC and SE&A and their respective Affiliates and Associates, and any subsequent owners, assignees of, licensees and sub-licensees under the Asserted Patents.

5. This Release Agreement shall inure to the benefit of any and all successors-in-interest to any business of SE&A, its Affiliates and their respective Associates to which the Asserted Patents apply.

6. NASA and PEC agree that Siemens Aktiengesellschaft has not agreed to or consented to the jurisdiction of the federal, state or local courts of the United States of America for any purpose in connection with this Release Agreement. NASA and PEC further agree that they (or any party acting on their behalf) will not assert or argue that SE&A's agreement hereto (and any and all discussions preceding its agreement) constitutes a jurisdictional fact to support the exercise of specific or general jurisdiction over Siemens Aktiengesellschaft in any court in the United States of America.

7. The parties hereto acknowledge that this instrument sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification, except by the execution of a written instrument subscribed by the parties hereto.

8. This Release Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, United States of America, excluding choice of law provisions.

9. This Release Agreement may be executed by facsimile or original signature, simultaneously in two counterparts, each of which may be deemed to be an original.

10. SE&A may record notice of existence of this Release Agreement (as attached hereto) in any jurisdiction pertinent to the Asserted Patents.

NOTICE

The United States of America, as represented by the National Aeronautics and Space Administration ("NASA"), Power Efficiency Corporation, a corporation organized under the laws of the State of Delaware, U.S.A. ("PEC") and Siemens Energy & Automation, Inc., a corporation organized under the laws of the State of Delaware, U.S.A. ("SE&A"), have entered into an Agreement made effective June 15, 1999. Said Agreement establishes defined rights and obligations of both parties respecting United States Patents Nos. 4,052,648; 4266,177 and 4,433,276 and corresponding foreign patents and applications therefor (and all continuations, continuations-in-part, divisionals, reissues, reexaminations and extensions thereof).

Attorneys appointed by SE&A are authorized to record this Notice in the United States Patent and Trademark Office and in any other jurisdiction where there is a corresponding foreign patent or application therefor.

Siemens Energy & Automation, Inc.

By:	/s/ Larry R. Westbrook	By:	/s/ Bruce J. Aiello

Name:	Larry R. Westbrook	Name:	Bruce J. Aiello

Title:	Vice President and General Manager	Title:	Controller

National Aeronautics and Space Administration

By:	/s/ James McGroary

Name:	James McGroary

Title:	Chief Patent Counsel

Power Efficiency Corporation

By:	/s/ Nicholas Anderson

Name:	Nicholas Anderson

Title:	President

IN WITNESS WHEREOF, NASA, PEC, and SE&A, by their respective duly authorized representatives, have caused this Release Agreement to be executed as of the date first written above.

Siemens Energy & Automation, Inc.

By:	/s/ Larry R. Westbrook	By:	/s/ Bruce J. Aiello

Name:	Larry R. Westbrook	Name:	Bruce J. Aiello

Title:	Vice President and General Manager	Title:	Controller

National Aeronautics and Space Administration

By:	/s/ James McGroary

Name:	James McGroary

Title:	Chief Patent Counsel

Power Efficiency Corporation

By:	/s/ Nicholas Anderson

Name:	Nicholas Anderson

Title:	President